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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 30, 2008, with respect to the consolidated financial statements of Finisar Corporation included in the joint proxy statement/prospectus of Finisar Corporation and Optium Corporation that is made a part of the Registration Statement (Form S-4) of Finisar Corporation for the registration of up to 160,000,000 shares of its common stock

                      /s/ Ernst & Young LLP

San Jose, California
July 8, 2008

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 22, 2008, with respect to the consolidated financial statements of Optium Corporation included in its Annual Report (Form 10-K) for the year ended July 28, 2007 filed with the Securities and Exchange Commission, and incorporated by reference in the joint proxy statement/prospectus of Finisar Corporation and Optium Corporation that is made a part of the Registration Statement (Form S-4) of Finisar Corporation for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
July 9, 2008

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm